SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 31, 2005

(Date of earliest event reported)

FLOW INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23500 - 64th Avenue South, Kent, Washington 98032

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:

(253) 850-3500

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2005, Flow International Corporation (the “Company”) entered into a Third Amendment to Registration Rights Agreement (the “Third Amendment”) with certain institutional investors. The Third Amendment relates to the terms of a Private Investment in Public Equity transaction (“PIPE Transaction”) that the Company closed on March 21, 2005 (the “Closing Date”). The PIPE Transaction involved the private placement with institutional investors of 17,473,115 units of securities, each unit of securities comprised of one share of common stock and a warrant to purchase one-tenth of a share of common stock, at a per-unit price of $3.72.

Under the terms of the PIPE Transaction, the Company was obligated to register the shares of common stock being sold, and the shares issuable upon exercise of the warrants, for resale on a registration statement to be filed within 60 days of the Closing Date. Furthermore the registration statement was to become effective within 180 days of the Closing Date (September 17, 2005) or the Company would incur certain penalties. By first and second amendments the terms of the PIPE were amended to provide that the registration statement must become effective within 285 days of the Closing Date (December 31, 2005). By this Third Amendment the terms of the PIPE Transaction were amended to provide that the registration statement must become effective within 316 days of the Closing Date (January 31, 2006) or certain penalties will be incurred. All other terms of the PIPE Transaction remain unchanged.

The foregoing is a summary of the terms of the Third Amendment and does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is attached hereto as Exhibit 10.1.

ITEM 9.01.	Financial Statements and Exhibits.

(c) Exhibits

10.1	Form of Third Amendment to Registration Rights Agreement of Flow International Corporation, dated December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2006	FLOW INTERNATIONAL CORPORATION

	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary